As filed with the Securities and Exchange Commission on October 21, 2010

Registration No. 333-168873

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3/A

Amendment No. 2 to
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHINA CORD BLOOD CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

48th Floor, Bank of China Tower
1 Garden Road
Central
Hong Kong S.A.R.
Tel: (852) 3605-8180
Fax: (852) 3605-8181

(Address and telephone number of registrant’s principal executive offices)

Law Debenture Corporate Services, Inc.
400 Madison Avenue, Suite 4D
New York, New York 10017
Tel: (212) 750-6474

(Name, address and telephone number of agent for service)

with a copy to:

Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Virginia Tam, Esq. Jones Day 29th Floor, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong (852) 3189 7318

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 5 on Form F-3 to the Registration Statement on Form S-4 (File No. 333-155579) (the “S-4 Registration Statement”) of China Cord Blood Corporation (the “Company” or “CCBC”) and is being filed pursuant to the undertakings in Item 21 of the S-4 Registration Statement to update and supplement the information contained in the S-4 Registration Statement, as originally declared effective by the Securities and Exchange Commission on August 6, 2009.

This Amendment No. 2 to the Registration Statement is being filed for the sole purpose of revising certain exhibits to the Registration Statement. No other changes have been made to the Registration Statement. Accordingly, this amendment consists of only the facing page, this explanatory note and Part II of the Registration Statement.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. CCBC’s Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except that such indemnity shall not extend to any matter in respect of any fraud or dishonesty.

This provision, however, will not eliminate or limit liability arising under federal securities laws. CCBC’s Memorandum and Articles of Association do not eliminate its directors’ fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited CCBC and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Equity Securities Underwriting Agreement*
1.2	Form of Dept Securities Underwriting Agreement*
3.1	Memorandum and Articles of Association(1)
4.1	Specimen Ordinary Share Certificate(1)
4.2	Certificate of Designation for Preferred Shares*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement*
4.5	Form of Subscription Rights Agreement*
4.6	Form of Subscription Rights Certificate*
4.7	Form of Senior Debt Securities Indenture**
4.8	Form of Subordinated Debt Securities Indenture**
4.9	Specimen Unit Certificate*
5.1	Opinion of Conyers Dill & Pearman
5.2	Opinion of Loeb & Loeb LLP**
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges**
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)**
23.3	Consent of KPMG, independent registered public accounting firm**
23.4	Consent of JunZeJun Law Offices**
23.5	Consent of Frost & Sullivan**
24.1	Power of Attorney (included in signature page of this registration statement)**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture*
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture*
99.1	Acquisition Agreement, dated February 24, 2010, between China Stem Cells (East) Company Limited, a subsidiary of the Registrant and Glorysum Holdings Group Limited.**

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.
**	Previously filed.
(1)	Incorporated by reference to the registration statement on Form F-1 of the Registrant (File No. 333-161602).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong S.A.R., Country of People’s Republic of China on October 21, 2010.

CHINA CORD BLOOD CORPORATION
By: /s/ Ting Zheng Ting Zheng Chairperson and Chief Executive Officer

Signature	Title	Date
/s/ Ting Zheng Ting Zheng	Chief Executive Officer, Chairperson and Director (principal executive officer)	October 21, 2010
/s/ Albert Chen Albert Chen	Chief Financial Officer (principal accounting and financial officer)	October 21, 2010
* Mark D. Chen	Director	October 21, 2010
* Ken Lu	Director	October 21, 2010
* Jennifer J. Weng	Director	October 21, 2010

*By /s/ Ting Zheng Ting Zheng Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of China Cord Blood Corporation, has signed this registration statement or amendment thereto in New York, New York on October 21, 2010.

Authorized U.S. Representative
By: /s/ Mitchell S. Nussbaum Name: Mitchell S. Nussbaum

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Equity Securities Underwriting Agreement*
1.2	Form of Dept Securities Underwriting Agreement*
3.1	Memorandum and Articles of Association(1)
4.1	Specimen Ordinary Share Certificate(1)
4.2	Certificate of Designation for Preferred Shares*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement*
4.5	Form of Subscription Rights Agreement*
4.6	Form of Subscription Rights Certificate*
4.7	Form of Senior Debt Securities Indenture**
4.8	Form of Subordinated Debt Securities Indenture**
4.9	Specimen Unit Certificate*
5.1	Opinion of Conyers Dill & Pearman
5.2	Opinion of Loeb & Loeb**
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges**
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)**
23.3	Consent of KPMG, independent registered public accounting firm**
23.4	Consent of JunZeJun Law Offices**
23.5	Consent of Frost & Sullivan**
24.1	Power of Attorney (included in signature page of this registration statement)**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture*
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture*
99.1	Acquisition Agreement, dated February 24, 2010, between China Stem Cells (East) Company Limited, a subsidiary of the Registrant and Glorysum Holdings Group Limited.**

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.
**	Previously filed.
(1)	Incorporated by reference to the registration statement on Form F-1 of the Registrant (File No. 333-161602).